Exhibit 23.3

Gaffney, Cline & Associates Inc.	Four Oaks Place
1300 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

	Telephone:	(713) 850-9955
Technical and Management Advisers to the Petroleum Industry Internationally Since 1962	Facsimile: Email:	(713) 850-9966 gcah@gaffney-cline.com

DKM/bgh/C1852.02/gcah.213.11	July 15, 2011

Board of Directors
Ecopetrol, S. A.
Edificio Principal
Cr 13 No. 36 - 24
Bogota, Colombia

Consent of Gaffney, Cline & Associates

Dear Sirs:

As independent reserve engineers for Ecopetrol S.A., Gaffney, Cline & Associates hereby consents to the references to our firm included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 20010 (the “Annual Report”), and to the inclusion of our report entitled “Reserve Audit for Forty Five Fields in Colombia As well as Ecopetrol’s Participation in SAVIA S.A.” dated February 28, 2011 (our “Report”) as Exhibit 99.2 to the Annual Report to be filed with the United States Securities and Exchange Commission on July 15, 2011.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ David K. Morgan
David K. Morgan
Senior Technical Manager

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